                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                        Act of 1934 (Amendment No.      )

         Filed by Registrant  [X]
         Filed by a Party other than the Registrant  [ ]
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [X]      Definitive Proxy Statement

                               CNET NETWORKS, INC.
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                (Name of Registrant as Specified In Its Charter)

                    BOARD OF DIRECTORS OF CNET NETWORKS, INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [X]      No fee required.

     [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

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     (1)      Title of each class of securities to which transaction applies:

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     (2)      Aggregate number of securities to which transactions applies:

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     (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4)      Proposed maximum aggregate value of transaction:

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     (5)      Total Fee Paid:

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     [ ]      Fee paid previously with preliminary materials:

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     [ ]      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:

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     (2)      Form, Schedule or Registration Statement No:

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     (3)      Filing Party:

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     (4)      Date Filed:

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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

                              CNET NETWORKS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         DATE: WEDNESDAY, MAY 24, 2000

                          TIME: 9:00 A.M., LOCAL TIME

                           PLACE: CNET NETWORKS, INC.
                              150 CHESTNUT STREET,
                        SAN FRANCISCO, CALIFORNIA 94111

MATTERS TO BE VOTED ON:

     1. Election of two directors;

     2. Approval of an amendment to our 1997 Stock Option Plan to increase the aggregate number of shares of common stock we can issue upon the exercise of options granted under the Plan;

     3. Ratification of the appointment of our independent auditors for 2000;
and

     4. Any other matters properly brought before the stockholders at the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

                                            By Order of the Board of Directors

                                            SHELBY W. BONNIE,
                                            Chief Executive Officer

San Francisco, California
April 21, 2000

                                PROXY STATEMENT

                               ------------------

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by the Company's management for the board of directors. This proxy statement was first mailed to shareholders on April 24, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information About Voting............................    1
Proposals You May Vote On...................................    3
Stock Ownership.............................................    7
Management..................................................    9
Executive Compensation......................................   12
Stockholder Proposals.......................................   15
Persons Making the Solicitation.............................   15
Independent Public Accountants..............................   15
Other Matters...............................................   16
Financial Statements........................................   16

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

     You can vote your shares of common stock if our records show that you owned the shares on the record date, March 31, 2000. A total of 84,676,456 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock that you hold.

WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

     The shares on your proxy card represent ALL of your shares of common stock. If you do not return your proxy card, your shares will not be voted.

HOW DO I VOTE BY PROXY?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the two director nominees and FOR each of the other proposals to be considered at the meeting.

     The proxies for the stockholders are Shelby W. Bonnie, Richard J. Marino and Douglas N. Woodrum. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the annual meeting. Proxy cards so marked should not be mailed to us.

WHAT MAY I VOTE ON?

     1. Election of two directors;

     2. Approval of an amendment to our 1997 Stock Option Plan; and

     3. Approval of the appointment of our independent auditors for 2000.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

     The board of directors recommends a vote FOR each of the proposals.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card, by personally appearing at the annual meeting or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. However, no revocation will be effective unless notice of such revocation has been received by us at or prior to the annual meeting.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares are held in the name of your broker, a bank or other nominee, that party should give you instructions for voting your shares.

HOW ARE VOTES COUNTED?

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

WHAT IS A "QUORUM"?

     A "quorum" is a majority of the shares of common stock outstanding on the record date. A quorum must be present either in person or represented by proxy for the annual meeting to be held. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time until a quorum is obtained.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?

     The election of directors will be decided by a plurality of the votes cast at the annual meeting. Approval of the other proposals requires that they be approved by more than 50% of the votes cast.

WHO WILL COUNT THE VOTE?

     Harris Trust & Savings Bank will count the votes and act as the inspector of election.

WHO PAYS FOR THIS PROXY SOLICITATION?

     CNET Networks.

IS MY VOTE CONFIDENTIAL?

     Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Harris Trust, and handled in a manner that protects your voting privacy. Your vote will not be disclosed
EXCEPT:

          1. as needed to permit Harris Trust to tabulate and certify the vote;

          2. as required by law; or

          3. in limited circumstances such as a proxy contest in opposition to the board of directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

                           PROPOSALS YOU MAY VOTE ON

PROPOSAL ONE -- ELECTION OF DIRECTORS

     Two persons, Shelby W. Bonnie and Eric Robison, each of whom is currently a Class I Director, are proposed to be re-elected as Class I Directors at the annual meeting. If elected, each of these directors will hold office until the annual meeting of stockholders in the year 2003 or until his successor is duly elected and qualified.

     GENERAL INFORMATION ABOUT NOMINEES. Both of the nominees are currently directors. Each has agreed to be named in this proxy statement and to serve as a director if elected. For information regarding each of the nominees for Class I Director, see "Management."

     VOTE REQUIRED. The election of directors will be decided by a plurality of the votes entitled to be cast at the meeting.

     NOMINATIONS. At the annual meeting, we will nominate Shelby W. Bonnie and Eric Robison as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

     Other nominations for election to the board may be made by the board, a nominating committee appointed by the board or by any stockholder that has been the beneficial owner of at least $1,000 of common stock for at least one year. Nominations made by stockholders for next year's annual meeting must be made by written notice, certified mail, return-receipt requested and received by the Secretary of the Company by December 1, 2000.

                   THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

PROPOSAL TWO -- APPROVAL OF THE AMENDMENT TO THE CNET NETWORKS, INC. 1997 STOCK OPTION PLAN

  The 1997 Plan

     GENERAL. Effective as of April 16, 1997, the board adopted the CNET Networks, Inc. 1997 Stock Option Plan, which was approved by our stockholders at our annual meeting held May 22, 1997. Since then, our stockholders have approved increases in the number of shares issuable under the 1997 plan. The purpose of the 1997 plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of our business. The 1997 plan provides for the grant of stock options to certain of our directors and to our officers, employees and consultants. The 1997 plan is administered by the compensation committee of the board or by the board as a whole.

     ADMINISTRATION OF THE 1997 PLAN. The board or the compensation committee administers the 1997 plan and has authority to select the participants that are granted options, based on its own determinations and the recommendations of management with respect to the contributions of each participant to our success. The board or the compensation committee also has authority to terminate the 1997 plan or to accelerate the vesting of options, to determine the nature, extent, timing, exercise price, vesting and duration of options, to prescribe all other terms and conditions consistent with the 1997 plan, to interpret the 1997 plan, to establish any rules or regulations relating to the 1997 plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the 1997 plan.

     GRANT OF OPTIONS. The board or the compensation committee may grant nonqualified stock options or incentive stock options ("ISOs") to purchase shares of common stock; provided that, if the compensation committee does not consist entirely of non-employee directors, then grants of options to officers, directors, and ten percent stockholders must be approved by the board as a whole. The grant of options will be evidenced by option agreements containing such terms and provisions as are determined and approved by the board or the compensation committee, including, but not limited to, the term of the option, vesting of the option, and the exercise price of the option. The exercise price of the option must be at least 100% of the fair market value of the common stock. All ISOs must be granted within ten years of the date on which the board approved the latest increase in the number of shares available for issue under the 1997 plan, or the date such an increase was approved by the stockholders, whichever is earlier. The option exercise price may be paid in cash, check or, at our option, in shares of common stock. In no event may any optionee be granted options to purchase more than the total number of shares authorized for issuance under the 1997 plan during any calendar year. Options that lapse or are cancelled or forfeited continue to count against this limit, and a repriced option is treated as if it had been cancelled and a new option granted.

     OPTION EXPIRATION AND TERMINATION. Subject to the expiration and termination provisions of individual option agreements, ISOs expire ten years after the date of grant or, if held by a ten percent stockholder, ISOs expire five years after the date of grant. The expiration and termination periods of nonqualified stock options are determined by the board or the compensation committee and set forth in the individual option agreements. Subject to the expiration and termination provisions of individual option agreements, if a participant dies or becomes disabled, all vested options may be exercised at any time within one year (or the remaining term of the option, if less). If a participant ceases to be our employee for any other reason, he or she must exercise any vested options within ninety days (or the remaining term of the option, if less).

     AMENDMENTS TO THE 1997 PLAN. The board may amend or discontinue the 1997 plan at any time, subject to certain restrictions set forth in the 1997 plan. Following our board's amendments of the 1997 plan to increase the authorized shares, our stockholders, on May 20, 1998 and May 26, 1999, approved and adopted such increases in the number of shares of common stock authorized for issuance under the 1997 plan from the original 2,000,000 shares to a total of 6,200,000 shares. On April 3, 2000, the board approved and adopted another amendment to the 1997 plan, which increased the number of shares of common stock authorized for issuance under the 1997 plan from 6,200,000 shares to 11,200,000 shares. The board could amend the 1997 plan in the future to increase further the number of shares reserved for issuance thereunder. Except in limited circumstances, no amendment or discontinuation of the 1997 plan may adversely affect any previously granted option award without the consent of the recipient thereof.

     FEDERAL INCOME TAX CONSEQUENCES. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended. There also may be state, local and foreign income tax consequences applicable to transactions involving options. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an ISO and does not address special rules that may be applicable to directors and officers.

     Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an ISO. However, the excess of the fair market value of shares received upon the exercise of an ISO over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Generally, the basis of shares transferred to an optionee pursuant to the exercise of an ISO is the price paid for such shares. If the optionee holds such shares for at least one year after exercise and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. Any additional gain realized by the optionee upon such disposition will be a capital gain.

     We are not entitled to a deduction upon the exercise of an ISO by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise less than one year following exercise or two years after grant of the option, however, generally, we may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

     Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will recognize income equal to the excess of fair market value of the shares received over the exercise price. Income recognized upon the exercise of nonqualified options will be considered compensation subject to withholding. Therefore, we (or one of our affiliates) must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified options are designed to ensure that we will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     Generally, the basis of shares transferred to an optionee pursuant to exercise of a nonqualified option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

     Stock for Stock Exercise. If an optionee uses already owned shares of common stock to pay the exercise price for shares under an option, generally, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange. The optionee will have a carryover basis with respect to those shares of common stock received that are equal in number to the shares of common stock surrendered as payment. The optionee's basis in the additional shares of common stock received will be equal to any amount included in the optionee's gross income (i.e., from the exercise of a nonqualified option), plus any cash paid for such shares. The optionee will have a carryover holding period with respect to those shares of common stock received that are equal in number to the shares of common stock surrendered as payment. The holding period of any additional shares of common stock received will begin on the date that the option is exercised.

     The resulting tax consequences will vary if such already owned shares of common stock are "statutory option stock," (as defined in Section 424(c)(3)(B) of the Code) and such statutory option stock has not been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. If the stock used to pay the exercise price of an ISO is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock.

     Performance-Based Compensation. Certain stock options granted to executive officers are intended to comply with the "qualified performance based compensation" rules under Code Section 162(m)(4)(C), so that the we can generally obtain a full deduction for federal income tax purposes for the income recognized on exercise of such options. Any option granted to such officers will have an exercise price equal to or in excess of the fair market value of a share of common stock as of the date of grant will be granted and administered in accordance with the "qualified performance based compensation" rules. The compensation committee (which is comprised solely of outside directors) administers such grants.

     THE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UPON THE PARTICIPANTS IN THE 1997 PLAN CONTAINED IN THIS PROXY DOES NOT PURPORT TO BE COMPLETE.

  Reasons for Proposal

     GENERAL. The 1997 plan is designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of our business. We are recommending the amendment in order to ensure that sufficient shares are available under the 1997 plan to reward and motivate existing employees and to attract new employees in the future, particularly in light of the rapid growth we have experienced. The board believes that the amendment is in our best interests and in the best interests of our stockholders.

     SHARES ISSUABLE UNDER THE 1997 PLAN. A total of 2,000,000 shares of common stock were originally authorized and reserved for issuance upon exercise of options granted under the 1997 plan, subject to proportionate adjustments in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock. On April 15, 1998, May 20, 1998, and May 26, 1999, our board and our stockholders, respectively, approved and adopted increases in the number of shares of common stock authorized for issuance under the 1997 plan from 2,000,000 shares to 6,200,000 shares. The board or the compensation committee may also provide additional anti-dilution protection to a participant under the terms of such participant's option agreement. Shares of common stock subject to options that are canceled, terminated or forfeited will again be available for issuance under the 1997 plan.

     As of March 31, 2000, options were outstanding under the 1997 plan to purchase a total of 12,687,865 shares of common stock, and an additional 2,126,914 shares were available for future grants under the 1997 plan. In addition, we had options outstanding under the 1994 plan to purchase a total of 602,384 shares of common stock, and no additional shares were available for future grants under the 1994 plan.

     Pursuant to unanimous written consent on April 3, 2000, the board approved and adopted the amendment to the 1997 plan, which increased the number of shares of common stock authorized for issuance under the 1997 plan from 6,200,000 shares to 11,200,000 shares. Unless the amendment is approved by holders of a majority of the outstanding shares of common stock, any options granted in excess of the 6,200,000 shares originally approved by the stockholders would not be eligible for treatment as ISOs. Also, without stockholder approval we would lose the benefit of the "qualified performance based compensation" rule which allows us to obtain full tax deductibility with respect to options granted to certain executive officers. Consequently, the board is asking stockholders to approve the amendment in order to allow the compensation committee to grant additional ISOs under the 1997 plan and to preserve the qualified performance based compensation tax benefit.

  Interests of Certain Persons in Matters to be Acted Upon

     In considering whether to vote for approval of the amendment to the 1997 plan, stockholders should be aware that each of our directors and executive officers will be eligible for option grants under the 1997 plan. If the proposal is not approved by holders of a majority of the votes cast on this issue, additional options granted under the 1997 plan will not be eligible for ISO treatment, which will have negative tax consequences to the recipients of such options, and the company would lose the benefit of the "qualified performance based compensation" rule.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
                         THE AMENDMENT TO THE 1997 PLAN

PROPOSAL THREE -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     KPMG LLP, independent certified public accountants, served as independent auditors for us for the fiscal year ended December 31, 1999 and has reported on our financial statements. The board, upon the recommendation of the audit committee, has selected KPMG LLP as our independent auditors for fiscal year 2000 and recommends that the stockholders ratify this selection. The board has been advised that KPMG LLP has no relationship with us or our subsidiaries.

     A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

     Stockholder ratification is not required for the selection of KPMG LLP as our independent auditors for fiscal year 2000 because the board has responsibility for selection of our independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
              RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS

                                STOCK OWNERSHIP

     The following table shows the number of shares of common stock beneficially owned (as of March 31, 2000) by:

     - each person who we know beneficially owns more than 5% of the common stock;

     - each director;

     - each executive officer named in the Summary Compensation Table on page 14; and

     - the directors and executive officers as a group.

     Unless otherwise indicated below, the address for each listed director and executive officer is CNET Networks, Inc., 150 Chestnut Street, San Francisco, California 94111.

                                                                   AMOUNT AND           PERCENT OF
                                                              NATURE OF BENEFICIAL      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)            SHARES
------------------------------------                          --------------------      -----------
Halsey M. Minor.............................................        9,580,076(2)           11.3%
Shelby W. Bonnie............................................       10,455,284(3)           12.3
Eric Robison................................................           19,562(4)           *
John C. "Bud" Colligan......................................          107,078(5)           *
Mitchell Kertzman...........................................           32,964(6)           *
Richard J. Marino...........................................          112,001(7)           *
Douglas N. Woodrum..........................................          395,200(8)           *
Gilder Gagnon Howe & Co. LLC................................        8,216,451(9)            9.7
All executive officers and directors as a group (7
  persons)..................................................       20,702,165(10)          24.4

---------------

  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentages for each person are based on the 84,676,456 shares outstanding at March 31, 2000, plus the total number of outstanding options or warrants held by such person that are exercisable within 60 days of such date. Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (2) Includes 337,952 shares held by a trust for the benefit of Mr. Minor's descendants, as to which he disclaims beneficial ownership. Also includes 663,332 shares subject to options that are exercisable within 60 days.

 (3) Includes 29,740 shares held by a trust of which Mr. Bonnie is a beneficiary, and 25,000 shares subject to options that are exercisable within 60 days. Also includes 332,000 shares held by trusts for the benefit of Mr. Minor's descendants, of which Mr. Bonnie is trustee and as to which Mr. Bonnie disclaims beneficial ownership.

 (4) Consists of shares subject to options that are exercisable within 60 days.

 (5) Consists of shares subject to options that are exercisable within 60 days.

 (6) Consists of shares subject to options that are exercisable within 60 days.

 (7) Consists of shares subject to options that are exercisable within 60 days.

 (8) Includes 328,440 shares subject to options that are exercisable within 60 days.

 (9) The address for Gilder Gagnon Howe & Co. LLC is 1775 Broadway, 26th Floor, New York, New York 10019.

(10) Includes a total of 1,291,295 shares subject to options that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and officers must file reports with the Securities and Exchange Commission indicating the number of shares of common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. For transactions completed in 1999, based on our review, we know of one late Form 4 filed by each of Mr. Robison and Mr. Kertzman.

                                   MANAGEMENT

     The following table sets forth the names, ages and positions of our executive officers and directors as of March 31, 2000. Their respective backgrounds are described following the table:

                NAME                  AGE                     POSITION WITH THE COMPANY
                ----                  ---                     -------------------------
Halsey M. Minor(3)..................  35    Chairman of the Board
Shelby W. Bonnie(1).................  35    Chief Executive Officer and Director
Richard J. Marino...................  51    President
Douglas N. Woodrum(3)...............  42    Executive Vice President, Chief Financial Officer and Director
John C. "Bud" Colligan(2)...........  45    Director
Mitchell Kertzman(3)................  51    Director
Eric Robison(1).....................  40    Director

---------------

(1) Class I Director (term expires at the annual meeting)

(2) Class II Director (term expires in 2001)

(3) Class III Director (term expires in 2002)

     Halsey M. Minor founded CNET in December 1992, served as Chairman of the Board, President and Chief Executive Officer from that time until March 2000, and has served as Chairman of the Board since March 2000. Prior to founding CNET, Mr. Minor was employed by Russell Reynolds Associates, Inc., an executive search firm; founded Global Publishing Corporation, a producer of computer-based multimedia business training applications distributed over computer networks; and worked as an investment banker for Merrill Lynch Capital Markets in New York.

     Shelby W. Bonnie has served as our Chief Executive Officer since March 2000, and a director since July 1993. Mr. Bonnie also served as our Chief Financial Officer from July 1993 until December 1997 and as our Executive Vice President and Chief Operating Officer for July 1993 until March 2000. Prior to joining CNET, Mr. Bonnie held positions at Tiger Management Corporation, a New York based investment managing firm, and Lynx Capital, a private equity fund, and in the mergers and acquisitions department at Morgan Stanley & Co. Inc.

     Douglas N. Woodrum joined CNET as Executive Vice President and Chief Financial Officer and was elected as a director in December 1997. Prior to joining CNET, Mr. Woodrum served as Executive Vice President and Chief Financial Officer of Heritage Media Corporation, a diversified media company which he helped found in 1987.

     Richard J. Marino joined CNET in April 1999 as President. Prior to joining CNET, Mr. Marino served as President and Chief Executive Officer of PC World Communications, Inc., a technology publisher, where he was employed from 1990 until he came to CNET in 1999. Prior to joining PC World, Mr. Marino worked for Ziff-Davis Publishing, where he headed up the sales staff for PC Magazine, and for ABC/Cap Cities Publishing Corp. where he served as Senior Vice President of Advertising and Marketing.

     John C. "Bud" Colligan became a director of CNET in May 1996. Since March 1998, Mr. Colligan has been a partner with Accel Partners, a venture capital firm in Palo Alto, California. From November 1996 until August 1998, Mr. Colligan served as Chairman of Macromedia, Inc., a multimedia software company and from 1993 to 1996 he was Chief Executive Officer of Macromedia. Prior to forming Macromedia in 1992 through the merger of Macromind -- Paracomp and Authorware Mr. Colligan was President and Chief Executive Officer of Authorware, a multimedia software company. Prior to that, Mr. Colligan held various positions with Apple Computer, Inc.

     Mitchell E. Kertzman became a director of CNET in May 1996. Since November 1998, Mr. Kertzman has served as President and Chief Executive Officer of Liberate Technologies, Inc., an information appliance and software provider. From July 1996 until November 1998, Mr. Kertzman served as Chairman of the Board and Chief Executive Officer of Sybase, Inc., a leading provider of enterprise database software which Mr. Kertzman joined in February 1995 as Executive Vice President. Prior to joining Sybase, Inc., Mr. Kertzman served as Chief Executive Officer and a director of Powersoft Corporation, an application development tools provider. Mr. Kertzman also serves on the Board of Directors of Chordiant Software, Inc. and Extensity, Inc.

     Eric Robison became a director of CNET in December 1994. Since January 1994, Mr. Robison has served as Business Development Associate of Vulcan Ventures Inc. ("Vulcan"), a venture capital firm. Prior to joining Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consultant firm. Mr. Robison also served in key marketing management positions with SGS, Inc., Ashton-Tate, Inc. and Denny's Inc. Mr. Robison also serves on the Board of Directors of Cumulus Media, Inc. and Liquid Audio, Inc.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

     Our business is managed under the direction of the board. The board meets during our fiscal year to review significant developments affecting us and to act on matters requiring board approval. The board held ten formal meetings during the fiscal year ended December 31, 1999. All of the directors attended at least 75% of the board meetings.

     The board has established an audit committee and a compensation committee to devote attention to specific subjects and to assist the board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

  Audit Committee

     Meetings During 1999

     - Six formal meetings held in 1999.

     - Did not act by written consent.

     Function

     - Review internal financial information

     - Review audit program

     - Review the results of audits with the independent auditors

     - Oversee quarterly reporting

     - Selection of our independent accountants

     - Review fees to be paid to independent accountants

     - Reviews our accounting practices

     Members During 1999

     - John C. "Bud" Colligan

     - Eric Robison

  Compensation Committee

     Meetings During 1999

     - Two formal meetings held in 1999.

     - Did not act by written consent.

     Function

     - Reviews salaries, incentives and other forms of compensation for our officers and other employees

     - Administers our existing stock option plans and our employee stock purchase plan

     Members During 1999

     - Mitchell Kertzman

     - John C. "Bud" Colligan

     The board does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the board as a whole.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 1999.

                                                                         LONG TERM
                                                         ANNUAL         COMPENSATION
                                                    COMPENSATION(1)        AWARDS
                                                   ------------------   ------------
                                                                         SECURITIES
                                          FISCAL                         UNDERLYING     ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS    OPTIONS (#)    COMPENSATION
      ---------------------------         ------   --------   -------   ------------   ------------
Halsey M. Minor.........................   1999    $225,000         0      400,000           0
  Chairman of the Board                    1998     194,000         0    1,200,000           0
                                           1997     175,000         0            0           0
Shelby W. Bonnie........................   1999     160,000         0      100,000           0
  Chief Executive Officer                  1998     160,000         0            0           0
                                           1997     160,000         0            0           0
Richard J. Marino.......................   1999     193,846   246,538      450,000           0
  President and Chief Operating
     Officer(2)                            1998          --        --           --          --
                                           1997          --        --           --          --
Douglas N. Woodrum......................   1999     250,000    75,000       60,000           0
  Executive Vice President and             1998     250,000         0            0          --
  Chief Financial Officer(3)               1997          --        --      740,000          --

---------------

(1) The aggregate value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2) Mr. Marino joined the Company in May 1999.

(3) Mr. Woodrum joined the Company in December 1997.

     During 1999, options to purchase an aggregate of 4,987,850 shares of common stock at fair market value on the date of grant were granted under our stock options plans. The following table provides information regarding stock options granted during 1999 to persons listed in the Summary Compensation Table.

                            OPTIONS GRANTED IN 1999

                                           INDIVIDUAL GRANTS
                           -------------------------------------------------
                                         % OF TOTAL                            POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF     OPTIONS                                 ASSUMED ANNUAL RATES OF
                           SECURITIES    GRANTED TO                            STOCK PRICE APPRECIATION FOR
                           UNDERLYING    EMPLOYEES    EXERCISE                        OPTION TERM(1)
                             OPTIONS       DURING       PRICE     EXPIRATION   -----------------------------
          NAME             GRANTED (#)      1999      ($/SHARE)      DATE           5%              10%
          ----             -----------   ----------   ---------   ----------   -------------   -------------
Halsey M. Minor..........    400,000        8.0%      $58.6875     4/28/09      $14,763,301     $37,413,104
Shelby W. Bonnie.........    100,000        2.0%       58.6875     4/28/09        3,690,825       9,353,276
Richard J. Marino........    448,006        9.0%       48.75       5/25/09       13,735,243      34,807,802
                               1,994          *        50.125      6/01/09           62,858         159,293
Douglas N. Woodrum.......     60,000        1.2%       58.6875     4/28/09        2,214,495       5,611,966

---------------

 *  Less than 1%.

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

     The following table sets forth information regarding the exercise of stock options by persons named in the Summary Compensation Table and year-end option values.

                                OPTION EXERCISES
                            AND YEAR END VALUE TABLE

                                                                                     VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED             IN-THE-MONEY
                         SHARES                         OPTIONS AT YEAR-END           OPTIONS AT YEAR-END
                       ACQUIRED ON      VALUE       ---------------------------   ---------------------------
        NAME            EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   ------------   -----------   -------------   -----------   -------------
Halsey M. Minor......          0      $        0      733,332        866,668      $35,704,102    $22,720,898
Shelby W. Bonnie.....         --              --            0        100,000                0              0
Richard J. Marino....         --              --            0        450,000                0      3,597,258
Douglas N. Woodrum...     38,280      $1,480,917      331,720        430,000       17,104,312     19,078,125

---------------

(1) Value based on $56.75 closing price per share of common stock on December 31, 1999.

DIRECTOR COMPENSATION

     We do not pay cash compensation to our directors, but we do reimburse directors for expenses incurred in attending board and committee meetings. Under our 1994 plan, each non-employee director received an automatic grant of nonqualified stock options on June 5, 1996 to purchase 40,000 shares of common stock at an exercise price of $7.00 per share. Non-employee directors elected to the board in the future will automatically receive, upon such election, nonqualified stock options to purchase 40,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. In addition, each non-employee director serving on June 30 of each year (beginning on June 30, 1997) automatically receives nonqualified stock options to purchase 10,000 shares of common Stock. All of the options granted pursuant to these provisions are immediately exercisable on the date of grant, but the common stock issued upon exercise is subject to repurchase by us at original cost. This repurchase right lapses, and the optionee's rights with respect to each grant vest, in a series of 48 equal monthly installments following the date of grant, for so long as the optionee remains a director of CNET. In addition, vesting will automatically accelerate upon any sale of CNET through a merger, recapitalization, reorganization, asset sale, tender offer or similar event. The 1997 plan contains identical terms and provisions with respect to automatic grants of nonqualified stock options to non-employee directors; provided that, to the extent a non-employee director receives option grants under the 1994 plan, such director will not receive a duplicate option grant under the 1997 plan.

EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with Mr. Woodrum in December 1997. The term of the agreement expires on December 1, 2000 unless Mr. Woodrum's employment is terminated earlier for cause. The agreement provides for an annual base salary of $250,000 with a guaranteed bonus of $75,000 the first year of employment and bonuses in the discretion of the board thereafter.

     We entered into an employment agreement with Mr. Marino in April 1999. The term of the agreement expires on May 24, 2003 unless Mr. Marino's employment is terminated earlier for cause. The agreement provides for an annual base salary of $350,000 with a guaranteed bonus of $150,000 the first year of employment and bonuses in the discretion of the board thereafter.

INCENTIVE PLAN

     The board of directors adopted our Incentive Plan on April 15, 1998. Pursuant to the terms of the plan, certain of our key employees are eligible to earn cash bonuses if the Company achieves certain financial targets.

In 1999, we paid an aggregate of approximately $1.8 million to employees with respect to our financial performance in 1998 under the Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions concerning our executive officers for 1999 were made by the compensation committee, subject to the terms of any pre-existing employment agreements between us and such executive officers. Mr. Kertzman and Mr. Colligan served as members of the compensation committee during 1999. None of the compensation committee members is or has been a company officer or employee. None of our executive officers currently serves on the compensation committee or any similar committee of another public company.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The compensation committee is responsible for recommending to the full board salary amounts for our executive officers and making the final determination regarding bonus arrangements for such persons. The compensation committee is also responsible for making the final determination regarding awards of stock options to such persons.

     COMPENSATION PHILOSOPHY. Compensation to executive officers is designed to attract and retain highly capable executives, to motivate the performance of executives in support of the achievement of our strategic financial and operating performance objectives and to reward performance that meets this standard. We are engaged in a highly competitive business and must attract and retain qualified executives in order to be successful. In 1999, executive compensation was comprised of the following elements:

          Base Salary and Bonuses. To the extent not determined pursuant to pre-existing employment agreements, the base salary for our executive officers was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to us, the responsibilities of each executive officer and the subjective evaluation of each officer's contribution and potential contribution to us. The compensation committee also has the authority to grant year-end cash bonuses to motivate the executive officers to achieve annual financial and other goals.

          Stock Option Plans. Our stock option plans form the basis of our long-term incentive plan for executive officers and other key employees. The compensation committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. In selecting recipients for option grants and in determining the size of such grants, the compensation committee considers various factors such as the performance of CNET and the contributions of the individual recipient to CNET.

          Benefits. Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to ours, as well as various benefits generally available to our employees (such as health insurance). The compensation committee intends to design our compensation programs so that compensation paid to executive officers will qualify for deductibility under applicable provisions of the Internal Revenue Code, including Section 162(m). However, we may pay compensation which is not deductible in limited circumstances when prudent management so requires.

          1999 Compensation of Chief Executive Officer. Mr. Minor served as our Chief Executive Officer during 1999. Mr. Minor's base salary for 1999 was $225,000. In addition, in 1999 Mr. Minor received option grants totaling 400,000 shares. The board ratified decisions made by the committee with respect to Mr. Minor's compensation. Mr. Minor's overall compensation reflects a higher degree of responsibility with respect to the strategic decision making authority and higher level of responsibility with respect to our strategic direction and our financial and operational results. The compensation committee believes that Mr. Minor's salary was substantially below competitive salaries paid to executives with similar qualifications and responsibilities.

                                     Mitchell Kertzman
                                     Member of the Compensation Committee

CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the common stock during the period commencing July 2, 1996, the date public trading of the common stock began following our initial public offering, to December 31, 1999, with the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Hambrecht & Quist Internet Index (the "Peer Group Index"). The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The graph depicts the results of investing $100 in the common stock, the S&P 500 Index and the Peer Group Index at closing prices on July 2, 1996, and assumes that all dividends were reinvested.

[PERFORMNACE GRAPH]

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 CNET                                           100.00       181.25       184.38       332.83      1,418.75

 S&P 500                                        100.00       117.90       172.32       237.66        306.54

 Peer Index                                     100.00        96.11       128.98       300.27        909.34


     THE STOCK PRICE PERFORMANCE DEPICTED IN THE CORPORATE PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE CORPORATE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

                             STOCKHOLDER PROPOSALS

     A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at our principal executive office by December 1, 2000 will be included in our proxy statement and form of proxy for that meeting.

                        PERSONS MAKING THE SOLICITATION

     The enclosed proxy is solicited on behalf of the our board. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone or telegraph. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the common stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP, independent certified public accountants, has been selected by the board as our independent auditor for the current year. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The board is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of CNET.

                              FINANCIAL STATEMENTS

     WE WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE OUR ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, CNET NETWORKS, INC., 150 CHESTNUT, SAN FRANCISCO, CALIFORNIA 94111; TELEPHONE NUMBER: (415) 364-8000; FAX NUMBER: (415) 395-9205.

                                            By Order of the Board of Directors,

                                            SHELBY W. BONNIE,
                                            Chief Executive Officer

April 21, 2000

                                                        CNET NETWORKS, INC.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


                                              WITHHOLD
                                  FOR ALL     AUTHORITY    FOR all nominees,
                                  nominees   to vote for   except vote withheld
                                             all nominees  for those named below:
1. Election of Class I Directors:   [ ]         [ ]          [ ]                   3. Ratification of        FOR   AGAINST  ABSTAIN
   01 SHELBY W. BONNIE AND 02                                                         KPMG LLP, independent  [ ]     [ ]       [ ]
   ERIC ROBISON                                                                       certified public
                                                                                      accountants, to serve
                                                                                      as the Company's
                                                                                      independent auditors
                                                                                      for the fiscal year
                                                                                      ending December 31, 2000:

                                                          -------------------------
                                                              Nominee Exceptions

2. Approval of an amendment to          FOR      AGAINST    ABSTAIN                4. On any other business
   the Company's 1997 Stock Option                                                    that may properly come
   Plan to increase the number of       [ ]        [ ]        [ ]                     before the meeting; hereby
   shares of common stock authorized                                                  revoking any proxy or
   for issuance from 6,200,000 to                                                     proxies heretofore given
   11,200,000 shares:                                                                 by the undersigned.


                                                                         DATED:                                      , 2000.
                                                                               --------------------------------------

                                                                               --------------------------------------

                                                                               --------------------------------------
                                                                                    (SIGNATURE OF STOCKHOLDER(S))

                                                                                (JOINT OWNERS MUST EACH SIGN. PLEASE
                                                                                SIGN EXACTLY AS YOUR NAME(S) APPEAR(S)
                                                                                ON THIS CARD. WHEN SIGNING AS ATTORNEY,
                                                                                TRUSTEE, EXECUTOR, ADMINISTRATOR,
                                                                                GUARDIAN OR CORPORATE OFFICER, PLEASE
                                                                                GIVE YOUR FULL TITLE.)

                                                                                 PLEASE SIGN, DATE AND MAIL TODAY.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    O  FOLD AND DETACH HERE  O

                        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                               CNET NETWORKS, INC.
       BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                       9:00 A.M., WEDNESDAY, MAY 24, 2000
    CNET NETWORKS, INC., 150 CHESTNUT STREET, SAN FRANCISCO, CALIFORNIA 94111

     The undersigned stockholder of CNET NETWORKS, Inc. (the "Company") hereby appoints Shelby W. Bonnie, Richard J. Marino and Douglas N. Woodrum, or any of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2), (3) AND (4), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (5). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

     Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated April 21, 2000, is hereby acknowledged.